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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ames Department Stores, Inc. on Form S-4 of our report dated March 11, 1998 on Hills Stores Company and subsidiaries' consolidated financial statements included in Ames Department Stores, Inc. Form 8-KA Amendment No. 1 dated
March 16, 1999. We also consent to the reference to us under the heading "Experts" in this prospectus which is part of this Registration Statement.


Boston, Massachusetts
June 25, 1999